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                                                                    Exhibit a(2)

                        DIVERSIFIED INVESTORS PORTFOLIOS

                              Amended and Restated
        Establishment and Designation of Series of Beneficial Interests
                           Dated as of April 20, 2001

     Pursuant to Section 6.2 of the Declaration of Trust, dated as of September 1, 1998, as amended (as so amended, the "Declaration of Trust"), of Diversified Investors Portfolios (the "Trust"), the undersigned, being not less than a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series appended to the Declaration of Trust in order to (i) establish and designate two additional series of Interests (as defined in the Declaration of Trust) to the Trust's series of Interests (each a "Series" and collectively the "Series") and (ii) eliminate two Series which were previously established and designated (there being no Interests and the Series outstanding). No changes to the special and relative rights of the existing Series are intended by this amendment and restatement.

     1.   (a)  The two new Series are hereby designated as follows:

               Mid-Cap Growth Portfolio; and
               Mid-Cap Value Portfolio.

          (b) The Series designated "Ark Value Portfolio" and "Equity Value Portfolio" are hereby eliminated.

          (c)  The remaining Series are as follows:

               Money Market Portfolio;
               High Quality Bond Portfolio;
               Intermediate Government Bond Portfolio;
               Core Bond Portfolio;
               High-Yield Bond Portfolio;
               Balanced Portfolio;
               Value & Income Portfolio;
               Growth & Income Portfolio;
               Equity Growth Portfolio;
               Special Equity Portfolio;
               Aggressive Equity Portfolio; and
               International Equity Portfolio.

     2. Each Series shall be authorized to hold cash, invest in securities, instruments and other properties, and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Investment Company Act of 1940, as amended, to the extent pertaining to that Series. The proceeds of sales of Interests of a Series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Series, unless otherwise required by law.
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     3.   Investors in each Series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each Series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated among the Series as set forth in Section 6.2 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.2 and Article X of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Series created previously or now or hereafter created, or otherwise to change the special and relative rights of any Series.

     IN WITNESS WHEREOF, the undersigned have signed this instrument as this __ day of April, 2001.


                                             __________________________________
                                             NEAL M. JEWELL
                                             As Trustee and not Individually

                                             __________________________________
                                             EUGENE M. MANNELLA
                                             As Trustee and not Individually

                                             __________________________________
                                             PATRICIA L. SAWYER
                                             As Trustee and not Individually

                                             __________________________________
                                             TOM SCHLOSSBERG
                                             As Trustee and not Individually

                                             __________________________________
                                             MARK MULLIN
                                             As Trustee and not Individually